Exhibit 24

POWER OF ATTORNEY

The undersigned in his or her capacity as a director or officer, or both, of SpartanNash Company, does hereby appoint DAVID M. STAPLES and MARK E. SHAMBER or either of them, his or her attorneys or attorney, with full power of substitution, to execute in his or her name an Annual Report of SpartanNash Company on Form 10-K for its fiscal year ended December 29, 2018, and any amendments to that report, and to file it with the Securities and Exchange Commission or other regulatory authority.  Each attorney shall have power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act to be done in the premises as fully and to all intents and purposes as the undersigned could do in person, and the undersigned hereby ratifies and approves the acts of such attorneys.

Signature:	/s/ M. Shân Atkins	Signature:	/s/ Dennis Eidson
Print Name:	M. Shân Atkins	Print Name:	Dennis Eidson
Title:	Director	Title:	Chairman of the Board
Date:	February 27, 2019	Date:	February 27, 2019

Signature:	/s/ Dr. Frank M. Gambino	Signature:	/s/ Douglas A. Hacker
Print Name:	Dr. Frank M. Gambino	Print Name:	Douglas A. Hacker
Title:	Director	Title:	Director
Date:	February 27, 2019	Date:	February 27, 2019

Signature:	/s/ Yvonne R. Jackson	Signature:	/s/ Matthew Mannelly
Print Name:	Yvonne R. Jackson	Print Name:	Matthew Mannelly
Title:	Director	Title:	Director
Date:	February 27, 2019	Date:	February 27, 2019

Signature:	/s/ Elizabeth A. Nickels	Signature:	/s/ Hawthorne Proctor
Print Name:	Elizabeth A. Nickels	Print Name:	Hawthorne Proctor
Title:	Director	Title:	Director
Date:	February 27, 2019	Date:	February 27, 2019

Signature:	/s/ William R. Voss
Print Name:	William R. Voss
Title:	Director
Date:	February 27, 2019